amendment to the ICAD, Inc.
2016 Stock Incentive Plan as amended December 2018

The 2016 Stock Incentive Plan as amended December 2018 (the “Plan”) of iCAD, Inc. (the “Company”) is hereby amended as set forth below, effective upon approval by the stockholders of the Company.

I.

The first sentence of Section 3(a) of the Plan is hereby amended to read as follows:

The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,500,000 shares, subject to adjustment as provided in this Section 3.

II.

Except as set forth herein, the Plan shall remain in full force and effect.

As adopted by the Board of Directors of the Company on February 15, 2021.